UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	April 9, 2018

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On April 9, 2018, the Board of Directors (the “Board”) of Sempra Energy (“Sempra” or the “Company”) appointed Joseph A. Householder, 62, as chief operating officer of the Company effective May 1, 2018. As previously reported, Mr. Householder will also become the president of the Company effective May 1, 2018.

Mr. Householder has served as corporate group president - infrastructure businesses since January 2017. Previously, from 2011 to 2016, Mr. Householder served as Sempra’s executive vice president and chief financial officer. From 2007 to 2011, Mr. Householder was senior vice president, controller and chief accounting officer, responsible for financial reporting, accounting and controls, and tax functions for the Sempra Energy companies. Mr. Householder serves on the board of directors of Advanced Micro Devices and is a member of the American Institute of Certified Public Accountants and the State Bar of California. Mr. Householder was a director of San Diego Gas & Electric Company (“SDG&E”) and Southern California Gas Company (“SoCalGas”), each wholly owned subsidiaries of the Company, within the last five years.

Appointment of Executive Vice President and Chief Financial Officer

On April 9, 2018, the Board appointed Trevor I. Mihalik, 51, as executive vice president and chief financial officer of the Company effective May 1, 2018 succeeding Jeffery W. Martin as chief financial officer. As previously reported, Mr. Martin will become the chief executive officer and a director of the Company effective May 1, 2018. The Board determined that Mr. Mihalik will cease serving in his current office as senior vice president, controller and chief accounting officer effective May 1, 2018.

Mr. Mihalik has served in the role of chief accounting officer and controller since July 2012 and as senior vice president since December 2013. Mr. Mihalik currently serves as a director of SDG&E and SoCalGas.

In connection with his appointment as the Company’s executive vice president and chief financial officer, Mr. Mihalik’s annual salary will be increased to $600,000.  Mr. Mihalik’s target bonus under the Sempra Energy Annual Incentive Plan will be increased to 80% of his annual salary, with his annual bonus opportunity generally ranging from 0% of his target bonus for performance at the threshold level to 200% of his target bonus for performance at the maximum level. An incremental award under the Sempra Energy 2013 Long-Term Incentive Plan of restricted stock units (including dividend equivalent rights) with a grant date value of $414,000 was granted to Mr. Mihalik with an effective grant date of May 1, 2018. These units vest over two years with 50% of the units vesting on the first anniversary of the date of grant and the remainder vesting on the second anniversary of the date of grant. Mr. Mihalik’s current target for future annual long-term incentive awards will be increased to 210% of his annual salary.  The Compensation Committee of the Board (the “Compensation Committee”) also approved the amendment and restatement of Mr. Mihalik’s severance pay agreement, as described below under the heading “Chief Financial Officer and Chief Accounting Officer Severance Pay Agreements.” The compensation-related changes (including the amended and restated severance pay agreement) described above are all effective May 1, 2018.

Appointment of Vice President, Controller and Chief Accounting Officer

On April 9, 2018, the Board appointed Peter R. Wall, 46, as vice president, controller and chief accounting officer of the Company effective May 1, 2018, succeeding Mr. Mihalik as controller and chief accounting officer.

Mr. Wall has served in the role of vice president and chief financial officer of Sempra’s domestic infrastructure businesses since January 2017 and as vice president and chief financial officer of Sempra U.S. Gas & Power from March 2015 through December 2016. From October 2012 through March 2015, he served as the assistant controller of Sempra.

In connection with his appointment as the Company’s vice president, controller and chief financial officer, Mr. Wall’s annual salary will be increased to $317,000.  Mr. Wall’s target bonus will remain at 45% of his annual salary, with his annual bonus opportunity still generally ranging from 0% of his target bonus for performance at the threshold level to 200% of his target bonus for performance at the maximum level. Mr. Wall’s current target for annual long-term incentive awards will also remain unchanged at 80% of his annual salary. The Compensation Committee also approved the amendment and restatement of Mr. Wall’s severance pay agreement, as described below under the heading “Chief Financial Officer and Chief Accounting Officer Severance Pay Agreements.” The compensation-related changes (including the amended and restated severance pay agreement) described above are all effective May 1, 2018.
Chief Financial Officer and Chief Accounting Officer Severance Pay Agreements
In connection with Mr. Mihalik’s appointment as executive vice president and chief financial officer of the Company and Mr. Wall’s appointment as vice president, controller and chief accounting officer of the Company (each, an “Executive”), the Compensation Committee approved an amendment and restatement of each of their respective severance pay agreements, effective as of May 1, 2018 (the “Severance Agreements”).

The following terms apply to both Severance Agreements:

The Severance Agreements each have an effective date in the first quarter of 2017 and have an initial three-year term. Beginning on the second anniversary of the effective date and each anniversary of the effective date thereafter, each Severance Agreement is subject to automatic one-year extensions, unless the Company or the Executive elects not to extend the term by providing at least 90 days advance notice.  If the Company gives written notice of termination to the Executive less than two years after a “Change in Control” (as defined in the Severance Agreements) or at a time when the Company is party to an agreement that would, if consummated, result in a Change in Control, the term of the Severance Agreement would be automatically extended until the later of (i) the date that is one year after the anniversary of the effective date that follows such written notice, or (ii) the second anniversary of the date of the Change in Control.

The Severance Agreements provide severance benefits to each Executive in the event that the Company terminates his employment other than for “cause” (as defined in the Severance Agreement), death or disability, or if he resigns for “good reason” (as described below) (each, an “involuntary termination”).

The Severance Agreements provide that if the Executive’s employment is terminated due to death or disability, whether before, on or after a Change in Control, the Executive will be entitled to any benefits to which he is entitled under the Company’s benefit plans generally as well as payment of the accrued obligations and the Pro Rata Bonus (as defined in the Severance Agreements) (subject, in the case of payment of the Pro Rata Bonus, to the Executive’s (or his estate’s) signing of an effective release of claims).

The Severance Agreements do not provide for a Change in Control excise tax gross-up in connection with severance payments.  The Severance Agreements do, however, include a best pay limitation.  In the event that any payment or distribution to the Executive (whether under the Severance Agreement or otherwise) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then any lump sum cash severance benefit payable to the Executive would be reduced by an amount equal to the greatest portion of such cash severance payment that, if paid, would result in no portion of any payment or distribution being subject to the excise tax.  However, the cash severance benefit would not be reduced if (i) the reduction in the cash severance payment is not sufficient to cause no portion of any payment or distribution to be subject to the excise tax, or (ii) the total amount of all payments and distributions that the Executive would retain, on a net after-tax basis, assuming the cash severance payment is not reduced, would equal or exceed 105% of the payments and distributions that the Executive would retain, on a net after-tax basis, assuming the cash severance payment is reduced.

The following definitions apply to both Severance Agreements:

“average annual bonus” generally is defined in the Severance Agreement as the average of the annual bonuses from the Company with respect to the three (3) fiscal years of the Company ending immediately preceding the date of his termination of employment.

“good reason” generally is defined in the Severance Agreement to include the assignment to duties materially inconsistent with those appropriate to a senior executive within the Company; a material reduction in his overall standing and responsibilities within the Company, but not including a mere change in title or transfer within the Company that, in both cases, does not adversely affect his overall status within the Company; a material reduction in his aggregate annualized compensation and benefit opportunities other than across-the-board reductions affecting all similarly situated executives of comparable rank; or the Company’s failure to pay certain compensation and benefits, perform certain obligations under the agreement or comply with material provisions of the agreement.  Following a Change in Control, “good reason” generally is defined to include an adverse change in his title, authority, duties, responsibilities or reporting lines; reduction in his aggregate annualized compensation opportunities other than across-the-board reductions of less than 10% similarly affecting all similarly situated executives of comparable rank; relocation of his principal place of employment by more than 30 miles or a substantial increase in business travel obligations; or the Company’s failure to pay certain compensation and benefits, perform certain obligations under the agreement, comply with material provisions of the agreement, or maintain material benefit plans (or the Executive’s participation therein) without an equitable alternative arrangement.

Mr. Mihalik’s Severance Agreement

In the event of Mr. Mihalik’s involuntary termination prior to a Change in Control, his severance benefits would include:  (i) a lump sum cash severance payment equal to his annual base salary as in effect on the date of his termination, plus the greater of his “average annual bonus” or his target annual bonus in effect on the date of his termination; (ii) continuation of health insurance benefits for a period of twelve months; (iii) outplacement services for a period of up to twenty-four months, subject to a $50,000 aggregate cap; (iv) financial planning services for a period of twenty-four months, subject to a $25,000 annual cap; (v) reimbursement of legal fees in connection with any disputes arising under the agreement relating to his involuntary termination or rights under the agreement; (vi) retention of all rights to equity-based compensation awards as set forth in the applicable plans and award agreements; and (vii) payment of accrued obligations.  Mr. Mihalik must sign an effective release of claims in order to receive the foregoing benefits (other than the accrued obligations).

In the event of Mr. Mihalik’s involuntary termination on or within two years after a Change in Control, his severance benefits would include:  (i) two times the lump sum cash severance payment noted above (with base salary and target annual bonus determined as of his termination date or immediately prior to the Change in Control, whichever is greater); (ii) an additional lump sum cash payment equal to the greater of Mr. Mihalik’s “average annual bonus” or target annual bonus (determined as of the date of termination or immediately prior to the Change in Control, whichever is greater), in either case, multiplied by a proration fraction based on the number of days from the beginning of such fiscal year to and including the date of his termination of employment (the “Pro Rata Bonus”); (iii) all equity-based incentive compensation awards would immediately vest and become exercisable or payable and any restrictions on the awards would automatically lapse and, in the case of certain options, would have an extended post-termination exercise period; (iv) a supplemental retirement benefit equal to the present value of his benefits under the Company’s Supplemental Executive Retirement Plan, determined by crediting additional months of service equal to the number of full calendar months from the date of termination of employment until the date he would have attained age 62, and applying certain other factors and assumptions; (v) continuation of health insurance benefits for a period of twenty-four months; (vi) outplacement services for a period of up to thirty-six months, subject to a $50,000 aggregate cap; (vii) financial planning services for a period of thirty-six months, subject to a $25,000 annual cap; (viii) reimbursement of legal fees, as described above; and (ix) payment of accrued obligations. The enhanced benefits for involuntary termination on or within two years following a Change in Control shall also apply if Mr. Mihalik’s termination of employment occurs prior to a Change in Control at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or otherwise arose in connection with or in anticipation of a Change in Control. Mr. Mihalik must sign an effective release of claims in order to receive the foregoing benefits (other than the accrued obligations).

The Severance Agreement also provides that if Mr. Mihalik agrees to provide consulting services for two years following termination, abide by certain restrictive covenants regarding non-solicitation of employees and information confidentiality, and execute a release of claims in favor of the Company, he would receive (i) an additional lump sum payment equal to his annual base salary as in effect on the date of his termination, plus the greater of his “average annual bonus” or his target annual bonus in effect on the date of his termination, and (ii) health insurance benefits for an additional one-year period.

Mr. Wall’s Severance Agreement

In the event of Mr. Wall’s involuntary termination prior to a Change in Control, his severance benefits would include:  (i) a lump sum cash severance payment equal to 50% of his annual base salary as in effect on the date of his termination, plus the greater of 50% of his “average annual bonus” or 50% of his target annual bonus in effect on the date of his termination; (ii) continuation of health insurance benefits for a period of six months; (iii) outplacement services for a period of up to twelve months, subject to a $50,000 aggregate cap; (iv) financial planning services for a period of twelve months, subject to a $25,000 annual cap; (v) reimbursement of legal fees in connection with any disputes arising under the agreement relating to his involuntary termination or rights under the agreement; (vi) retention of all rights to equity-based compensation awards as set forth in the applicable plans and award agreements; and (vii) payment of accrued obligations.  Mr. Wall must sign an effective release of claims in order to receive the foregoing benefits (other than the accrued obligations).

In the event of Mr. Wall’s involuntary termination on or within two years after a Change in Control, his severance benefits would include:  (i) two times the lump sum cash severance payment noted above (with base salary and target annual bonus determined as of his termination date or immediately prior to the Change in Control, whichever is greater and with an additional 25% of this amount if his involuntary termination occurs on or before March 28, 2020); (ii) an additional lump sum cash payment equal to the greater of Mr. Wall’s “average annual bonus” or target annual bonus (determined as of the date of termination or immediately prior to the Change in Control, whichever is greater), in either case, multiplied by a proration fraction based on the number of days from the beginning of such fiscal year to and including the date of his termination of employment (the “Pro Rata Bonus”); (iii) all equity-based incentive compensation awards would immediately vest and become exercisable or payable and any restrictions on the awards would automatically lapse and, in the case of certain options, would have an extended post-termination exercise period; (iv) continuation of health insurance benefits for a period of six months; (vi) outplacement services for a period of up to eighteen months, subject to a $50,000 aggregate cap; (vii) financial planning services for a period of eighteen months, subject to a $25,000 annual cap; (viii) reimbursement of legal fees, as described above; and (ix) payment of accrued obligations. The enhanced benefits for involuntary termination on or within two years following a Change in Control shall also apply if Mr. Wall’s termination of employment occurs prior to a Change in Control at the request of a third party who has taken steps reasonably calculated to effect the Change in Control or otherwise arose in connection with or in anticipation of a Change in Control. Mr. Wall must sign an effective release of claims in order to receive the foregoing benefits (other than the accrued obligations).

The Severance Agreement also provides that if Mr. Wall agrees to provide consulting services for one year following termination, abide by certain restrictive covenants regarding non-solicitation of employees and information confidentiality, and execute a release of claims in favor of the Company, he would receive (i) an additional lump sum payment equal to 50% of his annual base salary as in effect on the date of his termination, plus the greater of 50% of his “average annual bonus” or 50% of his target annual bonus in effect on the date of his termination, and (ii) health insurance benefits for an additional one-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: April 9, 2018	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer